Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our report dated February 24, 2005, with respect to the consolidated financial statements of Prime Healthcare Services, Inc. (formerly Desert Valley Health Systems, Inc.) as of December 31, 2004 and 2003 and for the years then ended, included in Amendment No. 5 of the Medical Properties Trust, Inc. (Registration No. 333-121883) on Form S-11 in this Form 8-K/A of Medical Properties Trust, Inc.

/s/ Moss Adams LLP
Irvine, California
March 17, 2006